Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Arch Chemicals, Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Stamford, Connecticut

May 17, 2011